UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: On May 27, 2011, Tower Bancorp, Inc. (“Tower”) filed a Current Report on Form 8-K (the “Original Report”) to, among other things, report on the voting results of its annual meeting of shareholders held on May 24, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the shareholders on the frequency of future advisory votes on executive compensation. This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to disclose Tower’s decision as to how frequently it will hold an advisory vote on executive compensation. Except as set forth in this Amendment, the disclosure contained in the Original Report remains unchanged.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As reported in the Original Report, an annual advisory vote on executive compensation was approved by a plurality of the votes cast by shareholders of Tower at the Annual Meeting. In light of this result and after further discussion by the Board of Directors, the Board determined at its meeting on July 26, 2011, that Tower will hold an annual advisory vote on executive compensation until the next required advisory vote on the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: July 27, 2011	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chairman and Chief Executive Officer